SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 30, 2017
Date of Report (Date of earliest event reported)

UNITED SECURITY BANCSHARES
(Exact Name of Registrant as Specified in its Charter)

California
(State or Other Jurisdiction of Incorporation)

000-32987	91-2112732
(Commission File Number)	(I.R.S. Employer Identification No.)

2126 Inyo Street, Fresno, California	93721
(Address of principal executive offices)	(Zip Code)

559-248-4943
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities
Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a12 under the Exchange
Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 (b) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Ken Donahue, Executive Vice President and Chief Administrative Officer, has advised the Company that he will retire effective April 30, 2017. He began his banking career in May 1970. His retirement was anticipated in the Company’s five-year succession plan and his current duties will be assumed by other executive officers near his departure date. In planning for his retirement, the Company recently hired a Chief Risk Officer and Controller/CPA to ensure a smooth transition.
Mr. Donahue will provide services to the Company post-retirement, as needed, including assisting with new business opportunities, at the direction of the President and CEO, as a consultant.
Mr. Donahue has indicated his desire to sell some or all of his United Security Bancshares stock to help fund his retirement, indicating that those shares will most likely be purchased by insiders in private transactions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

United Security Bancshares

Date:	March 30, 2017	By: /s/ Bhavneet Gill
Bhavneet Gill
Senior Vice President & Chief Financial Officer